Exhibit 1.1

Execution Version

1,610,000 Shares

SOTHERLY HOTELS INC.

8.0% Series B Cumulative Redeemable Perpetual Preferred Stock

par value $0.01 per share

(Liquidation Preference $25.00 Per Share)

UNDERWRITING AGREEMENT

August 16, 2016

Sandler O’Neill & Partners, L.P.

as Representative of the several Underwriters

named in Schedule I hereto

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Sotherly Hotels Inc., a Maryland corporation (the “Company”), and Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), confirm their respective agreements with the underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Sandler O’Neill & Partners, L.P. is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Company and the purchase by the Underwriters of an aggregate of 1,610,000 shares of 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Initial Securities”). The Company also proposes to grant to the Underwriters, acting severally and not jointly, an option described in Section 2(b) hereof to purchase up to 241,500 additional shares of Series B Preferred Stock to cover overallotments, if any (the “Option Securities” and together with the Initial Securities, being hereinafter called the “Securities”).

The Transaction Entities understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company and the Operating Partnership have jointly prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Nos. 333-199256 and 333-199256-01), including the related base prospectus, covering the registration of the offer and sale of, among other securities, shares of preferred stock of the Company (including the Securities) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement was declared effective by the Commission on November 7, 2014. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is hereinafter called the “Rule 430B Information.” The base prospectus contained in the Registration Statement (as defined below), including the documents incorporated or deemed to be incorporated by reference therein, prior to the execution of this Agreement, and each preliminary prospectus supplement filed pursuant to Rule 424(b) used in connection with the offering of the Securities is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations (including without limitation, any Rule 430B Information), is hereinafter called the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2)). The final prospectus supplement and the base prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein, prior to the execution and delivery of this Agreement, is hereinafter called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means12:50 P.M., New York City time, on August 16, 2016 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses (as defined below) issued prior to the Applicable Time, the most recent preliminary prospectus furnished to the Underwriters for general distribution to investors prior to the Applicable Time and the information included on Schedule II hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Transaction Entities, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering of the Securities that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Transaction Entities’ records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties. Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time, and as of each Date of Delivery (as defined in Section 2 hereof), if any, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company meets all conditions and requirements for the use of Form S-3 to register the offer and sale of the Securities in accordance with General Instruction I.B.1 of Form S-3. Each of the Registration Statement and any post-effective amendment thereto have been prepared by the Company in conformity with the requirements of the 1933 Act and the 1933 Act Regulations. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice or objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act Regulations has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations at the Applicable Time, at the Closing Time and at each Date of Delivery, if any. The preliminary prospectus that is included in the General Disclosure Package, at the time it was filed, complied, and the Prospectus and each amendment or supplement thereto, as of their respective issue dates, complied and will comply, in all material respects with the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities were or will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, at the respective times it became effective, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, at the Closing Time and at each Date of Delivery, if any, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company filed the Registration Statement with the Commission before using any free writing prospectus and each free writing prospectus was preceded or accompanied by the Prospectus satisfying the requirements of Section 10 under the 1933 Act.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Transaction Entities by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished are (i) the concessions appearing in the Prospectus in the section entitled “Underwriting—Commissions and Discounts”, (ii) the second paragraph appearing in the Prospectus in the section entitled “Underwriting—Price Stabilization, Short Positions” relating to stabilization transactions and syndicate covering transactions and (iii) the paragraph appearing in the Prospectus in the section entitled Underwriting—Conflicts of Interest” (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, or any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Each

Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the 1933 Act Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative; provided, that such consent is deemed to have been given with respect to each Issuer Free Writing Prospectus identified on Schedule II. The Company has retained in accordance with the 1933 Act Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the 1933 Act Regulations.

The first sentence of this Section 1(a)(iii) shall not apply to the Underwriting Information.

(iv) Due Registration of the Securities. The sale of the Securities has been duly registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement has become effective under the 1933 Act.

(v) Not Ineligible Issuer. (A) At the time of filing the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, (C) at the date of this Agreement and (D) at the Applicable Time, neither of the Transaction Entities was or is an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that either of the Transaction Entities be considered an ineligible issuer.

(vi) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are, or were at the time of any such certification, independent public accountants with respect to each of the Transaction Entities as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vii) Financial Statements; Non-GAAP Financial Measures. The financial statements together with the related schedules and notes thereto of the Company and its consolidated subsidiaries, including the Operating Partnership, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as applicable, and present fairly the financial position of the entities purported to be shown thereby (including the Company and the Operating Partnership and their consolidated subsidiaries) as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the U.S. (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been derived from the accounting records of the Company and its consolidated subsidiaries, including the Operating Partnership, and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. The statement of revenue and certain operating expenses of the properties described in the Registration Statement, the General

Disclosure Package and the Prospectus as owned or leased by the Transaction Entities (each, a “Property” and collectively, the “Properties”) have been prepared in accordance with the applicable financial statement requirements of the 1933 Act and the 1934 Act, as applicable. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations or the 1934 Act. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(viii) No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting the Properties or in the business, condition (financial or otherwise), results of operations, stockholders’ or partners’ equity, as applicable, earnings, business affairs or business prospects of the Transaction Entities and their respective direct and indirect subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”) as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (B) there have been no transactions entered into by the Transaction Entities or the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Transaction Entities and the Subsidiaries considered as one enterprise, (C) there has been no liability or obligation, direct or contingent (including off-balance sheet obligations), which is material to the Transaction Entities and the Subsidiaries considered as one enterprise, incurred by the Transaction Entities or any of the Subsidiaries, except obligations incurred in the ordinary course of business, and (D) there has been no distribution of any kind declared, paid or made by the Transaction Entities on any class of capital stock, units of limited partnership interest in the Operating Partnership (“OP Units”), or other form of ownership interests in the Transaction Entities.

(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has all corporate power and authority to own, lease, and operate its Properties and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept is recognized) under the laws of each other jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(x) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, has all limited partnership power and limited partnership authority to own, lease and operate its properties, conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and enter into and perform its obligations under this Agreement, and is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended and in effect on the date hereof (the “Operating Partnership Agreement”), filed or incorporated by reference as an exhibit to the Registration Statement, is in full force and effect.

(xi) Good Standing of the Subsidiaries. Except as set forth on Schedule 1(a)(xi), none of the Subsidiaries meets the definition of a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X). The only Subsidiaries are the subsidiaries listed on either Schedule 1(a)(x) or Exhibit 21 to the Registration Statement or both. Each of the significant subsidiaries set forth on Schedule 1(a)(xi) (the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns, leases or operates properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly or through other Subsidiaries of the Company, by the Company, free and clear of any pledge, lien, encumbrance, or claim.

(xii) Authorization and Description of the Capital Stock. The Company has authorized all outstanding shares of capital stock of the Company, including the Company’s common stock, par value $0.01 (the “Common Stock”), and the Series B Preferred Stock, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and have been issued in compliance federal and state securities laws and conform to the description thereof contained in each of the Registration Statement, General Disclosure Package and the Prospectus; and no such shares of capital stock of the Company were issued in violation of the preemptive or similar rights of any security holder of the Company.

(xiii) Authorization and Description of the Partnership Units. The Registration Statement, the General Disclosure Package and the Prospectus accurately describe the aggregate percentage interests in the Operating Partnership held by the Company and any limited partners. The outstanding OP Units of the Operating Partnership have been duly authorized and validly issued and are fully paid; none of the outstanding OP Units of the Operating Partnership were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. The 8.0% Series B Cumulative Redeemable Perpetual Preferred Units of limited partnership interest in the Operating Partnership (the “Series B Preferred Units”) to be issued by the Operating Partnership in connection with the Company’s contribution to the Operating Partnership of the net proceeds from the sale of the Securities pursuant to this Agreement have been duly authorized for issuance and delivery by the Operating Partnership to the Company, and, when issued and delivered by the Operating Partnership to the Company, will be validly issued and fully paid. None of the Series B Preferred Units will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. Except as contemplated by this Agreement, neither of the Transaction Entities have sold, issued or distributed any Series B Preferred Units.

(xiv) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale by the Company through the Underwriters pursuant to this Agreement and, when duly executed, authenticated, issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and nonassessable. The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such descriptions, including, without limitation, the statements set forth in the General Disclosure Package under the caption “Description of the Series B Preferred Stock,” are accurate, complete and conform in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder. Any certificates to be used to evidence the Securities will, at the Closing Time, be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Articles of Amendment and Restatement of the Company, as amended and supplemented from time to time, and the Second Amended and Restated Bylaws of the Company and the requirements of the NASDAQ Global Market (“NASDAQ”). Except as contemplated by this Agreement, the Company has not sold, issued or distributed any Series B Preferred Stock.

(xv) Authorization and Description of Agreement, Articles Supplementary and OP Agreement Amendment. The Agreement has been duly authorized, executed and delivered by each of the Transaction Entities and, when duly executed and delivered in accordance with its terms by the other parties thereto, constitutes, as the case may be, a valid and binding agreement of each of the Transaction Entities, enforceable against each of the Transaction Entities in accordance with its terms. The Articles Supplementary to the Company’s Articles of Amendment and Restatement setting forth the terms of the Series B Preferred Stock (the “Articles Supplementary”), and Amendment No. 3 to the Operating Partnership Agreement, classifying the Series B Preferred Units (the “OP Agreement Amendment”), will each be, on or prior to the Closing Time, duly authorized and executed. The Agreement, the Articles Supplementary and the OP Agreement Amendment each conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such descriptions conform in all material respects to the terms set forth in the Agreement, the Articles Supplementary and the OP Agreement Amendment.

(xvi) Authorization and Description of the Operating Partnership Agreement. The Operating Partnership Agreement conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvii) Warrants, Options and Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and other than pursuant to the terms of the Operating Partnership Agreement, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company, other than in the ordinary course of business, consistent with past practice, under the Company’s equity compensation programs and (B) no person has the right to require either of the Transaction Entities or any of the Subsidiaries to register any securities of either of the Transaction Entities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(xviii) Absence of Violations, Defaults and Conflicts. None of the Transaction Entities or any of the Subsidiaries are (A) in violation of its articles of incorporation or charter (including, with respect to the Company, the Articles Supplementary), as applicable, by-laws, certificate of limited partnership, certificate of formation, agreement of limited partnership (including with respect to the Operating Partnership, the OP Agreement Amendment) or other organizational document, as applicable, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, hotel management agreement, franchise agreement or other agreement or instrument to which either of the Transaction Entities or any of the Subsidiaries are a party or by which it or any of them may be bound or to which any of the Properties or any other properties or assets of the Transaction Entities or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Transaction Entities or any of the Subsidiaries or the Properties or any of their respective other properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xix) Issuance and Execution. The issuance and sale of the Securities, the execution, delivery and performance of this Agreement by the Transaction Entities, and the consummation of the transactions contemplated hereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including, without limitation, the application of the net proceeds from the sale of the Securities as described under the heading “Use of Proceeds” as set forth in the General Disclosure Package and the Prospectus) and compliance by each of the Transaction Entities, as applicable, with its obligations hereunder have been duly authorized by all necessary corporate or limited partnership action, as applicable, and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the bylaws, certificate of limited partnership, agreement of limited partnership or other organizational document, as applicable, of either of the Transaction Entities or any of the Subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) only, for any such violation that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Transaction Entities or any of the Subsidiaries.

(xx) Absence of Labor Dispute. No labor dispute with the employees of either of the Transaction Entities or any of the Subsidiaries exists or, to the knowledge of the Transaction Entities, is imminent, which, in any such case, would, singly or in the aggregate, result in a Material Adverse Effect.

(xxi) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit,

proceeding, inquiry or investigation pending, or, to the knowledge of the Transaction Entities, threatened, against or affecting the Transaction Entities or any of the Subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would, singly or in the aggregate, result in a Material Adverse Effect, or which would materially and adversely affect the property or assets of the Transaction Entities and the Subsidiaries, taken as a whole, or the consummation of the transactions contemplated in this Agreement or the performance by the Transaction Entities of their obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Transaction Entities or any of the Subsidiaries are a party or of which any of the Properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xxii) Absence of other Violations. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(xxiii) Accuracy of Exhibits. There are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(xxiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by either of the Transaction Entities of its obligations hereunder or in connection with the offering, issuance or sale of the Securities hereunder, the consummation of the transactions contemplated by this Agreement or the application of the net proceeds from the sale of the Securities as described under the heading “Use of Proceeds” as set forth in the General Disclosure Package and the Prospectus, except (i) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of NASDAQ, the securities laws or real estate syndication laws of any applicable U.S. state or jurisdiction or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), will be made at or prior to the Closing Time, (ii) the filing of the Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), and (iii) the filing of the Articles of Amendment to the Articles of Amendment and Restatement of the Company increasing the authorized number of shares of preferred stock with the SDAT.

(xxv) Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Transaction Entities and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Transaction Entities and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Transaction Entities nor any of the

Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvi) Title to Property. (A) The Transaction Entities, any of the Subsidiaries or any joint venture in which the Transaction Entities or any of the Subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, have good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (1) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (2) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Transaction Entities, any of the Subsidiaries or any Related Entity; (B) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Transaction Entities, any of the Subsidiaries or any Related Entity owns any real property other than the Properties; (C) each of the ground leases, subleases and sub-subleases relating to a Property, if any, material to the business of the Transaction Entities and the Subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Transaction Entities nor, any of the Subsidiaries or any Related Entity, and (1) no default or event of default has occurred under any ground lease, sublease or sub-sublease with respect to such Property and none of the Transaction Entities, any of the Subsidiaries or any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease, sublease or sub-sublease and (2) none of the Transaction Entities, any of the Subsidiaries or any Related Entity has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities, any of the Subsidiaries or any Related Entity under any of the ground leases, subleases or sub-subleases mentioned above, or affecting or questioning the rights of the Transaction Entities, any of the Subsidiaries or any Related Entity to the continued possession of the leased, subleased or sub-subleased premises under any such ground lease, sublease or sub-sublease; (D) all liens, charges, encumbrances, claims or restrictions on any of the Properties and the assets of the Transaction Entities, any of the Subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein; (E) no tenant under any of the leases at the Properties has a right of first refusal or an option to purchase the premises demised under such lease; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the General Disclosure Package or the Prospectus and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (G) the mortgages and deeds of trust that encumber certain of the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than certain other Properties; and (H) none of the Transaction Entities, any of the Subsidiaries or any Related Entity or, to the knowledge of either of the Transaction Entities, any lessee of any of the Properties is in default under any of the leases governing the Properties and none of the Transaction Entities, any of the Subsidiaries or any Related Entity knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxvii) Joint Venture Agreements. Each of the partnership agreements, limited liability company agreements or other joint venture agreements to which either of the Transaction Entities or any of the Subsidiaries is a party, if any, and which relates to one or more of the Properties, has been duly authorized, executed and delivered by the Transaction Entities or the Subsidiaries, as applicable, and constitutes the legal, valid and binding agreement thereof, enforceable in accordance with its terms, except, in each case, to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(xxviii) Possession of Intellectual Property. The Transaction Entities and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary, if any, to conduct the business now operated by them, and neither the Transaction Entities nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Transaction Entities or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxix) Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (A) none of the Transaction Entities, any of the Subsidiaries, any Related Entity nor any of the Properties is in violation of any Environmental Laws (as defined below), (B) the Transaction Entities, the Subsidiaries, the Related Entities and the Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no now pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Transaction Entities, any of the Subsidiaries or any Related Entity or otherwise with regard to the Properties, (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Properties, the Transaction Entities, any of the Subsidiaries or any Related Entity relating to Hazardous Materials or any Environmental Laws, and (E) none of the Properties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Laws. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold, and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials. As used herein, “Environmental

Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxx) Utilities and Access. To the knowledge of each of the Transaction Entities, water, stormwater, sanitary sewer, electricity, and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property. To the knowledge of each of the Transaction Entities, each of the Properties has legal access to public roads and all other roads necessary for the use of each of the Properties.

(xxxi) No Condemnation. Neither of the Transaction Entities have any knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Properties.

(xxxii) Accounting Controls and Disclosure Controls. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, including any document incorporated by reference therein, each of the Transaction Entities and the Subsidiaries (i) have taken all necessary actions to ensure that, within the time period required, the Transaction Entities and the Subsidiaries will maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 of the 1934 Act Regulations and (ii) currently maintain a system of internal controls (or operate under the Company’s system of internal accounting controls) sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in either Transaction Entity’s internal control over financial reporting (whether or not remediated) and (2) no change in either Transaction Entity’s internal control over financial reporting that has adversely affected, or is reasonably likely to adversely affect, either Transaction Entity’s internal control over financial reporting. The auditors of the Company and the Audit Committee of the Board of Directors of the Company, have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Company and the Subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the

Company and the Subsidiaries. The Company and the Subsidiaries have established a system of disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxiii) Compliance with the Sarbanes-Oxley Act and the rules of NASDAQ. Each of the Transaction Entities and, to the knowledge of each of the Transaction Entities, each of the Transaction Entities’ directors and officers, in their capacities as such, has been and is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) and the Company is in compliance in all material respects with the applicable rules and regulations of NASDAQ.

(xxxiv) Payment of Taxes. All United States federal income tax returns of the Transaction Entities and the Subsidiaries required by law to be filed have been filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Transaction Entities and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Transaction Entities and the Subsidiaries in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxv) ERISA. The Transaction Entities are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). To the knowledge of the Transaction Entities, no portion of the assets of the Transaction Entities constitutes “plan assets” of an employee benefit plan as defined in and subject to Title I of ERISA or a plan as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Transaction Entities would have any liability. The Transaction Entities have not incurred nor expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412, 403, 431, 432 or 4971 of the Code. Each “pension plan” for which the Transaction Entities would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxvi) Business Insurance. Each of the Transaction Entities and the Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither of the Transaction Entities have reason to believe that they or any of the Subsidiaries will not be able to (A) renew, if desired, its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Transaction Entities or any of the Subsidiaries have been denied any insurance coverage which they have sought or for which they have applied.

(xxxvii) Title Insurance. The Transaction Entities and the Subsidiaries and each Related Entity carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(xxxviii) Investment Company Act. Neither of the Transaction Entities are required and, after giving effect to the offering and sale of the Securities, and after receipt of payment for the Securities and the application of such net proceeds as described in each of the General Disclosure Package and the Prospectus, neither will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxix) Absence of Manipulation. Neither of the Transaction Entities nor any of the Subsidiaries or other affiliates has taken or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xl) Foreign Corrupt Practices Act. Neither the Transaction Entities nor any of the Subsidiaries or, to the knowledge of either of the Transaction Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Each of the Transaction Entities and the Subsidiaries and, to the knowledge of the Transaction Entities, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xli) Money Laundering Laws. The operations of each of the Transaction Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the

“Money Laundering Laws”). No action, suit or proceeding or, to the knowledge of the Transaction Entities, inquiry or investigation by or before any Governmental Entity involving the Transaction Entities, their affiliates or any of the Subsidiaries with respect to the Money Laundering Laws is pending and, to the knowledge of the Transaction Entities, no such action, suit, proceeding, inquiry or investigation is threatened.

(xlii) OFAC. None of the Transaction Entities, any of the Subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Transaction Entities will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of the Subsidiaries, joint venture partners or other persons, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xliii) Statistical and Market-Related Data. Any statistical and market-related data (if any) included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Transaction Entities believe to be reliable and accurate in all material respects and, to the extent required, the Transaction Entities have obtained the written consent to the use of such data from such sources.

(xliv) Approval of Listing. Prior to the Closing Date, the Company shall have applied to have the Securities listed on NASDAQ within 30 days following the Closing Date.

(xlv) Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities nor any Subsidiary is prohibited, directly or indirectly, from making any distributions to the Company, from making any other distribution on any of its equity interests or from repaying any loans or advances made by the Company, the Operating Partnership or any of the Subsidiaries.

(xlvi) Finder’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus, the Transaction Entities have not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated in this Agreement, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(xlvii) Certain Relationships. No relationship, direct or indirect, exists between or among either of the Transaction Entities or any Subsidiary, on the one hand, and the directors, officers, stockholders, partners, customers, or suppliers of either of the Transaction Entities or any Subsidiary, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package, or the Prospectus which is not so described.

(xlviii) Off-Balance Sheet Transactions. Except as described in each of the General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K)) that may reasonably be expected to have a material current or future effect on either of the Transaction Entities’ financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

(xlix) Forward-Looking Statements. The information contained in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus that constitutes “forward-looking” information within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief or estimate of the matters described therein.

(l) REIT Qualification. Commencing with its taxable year ended December 31, 2004, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code and continuing through its taxable year ended December 31, 2015, and the Company’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2016 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(li) No Other Materials. Neither of the Transaction Entities has distributed and, prior to the later to occur of (i) the Applicable Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the rules and regulations promulgated by the Commission thereunder) in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package, and the Prospectus or other materials, if any, permitted by the 1933 Act or by the rules and regulations promulgated by the Commission thereunder and approved by the Representative.

(lii) Reportable Transactions. Neither the Transaction Entities nor any of the Subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1).

(liii) Use of Proceeds. The Company intends to apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(b) Officer’s Certificates. Any certificate signed by any officer or other representative of the Company delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth opposite the caption “Public Offering Price” on the Issuer Use Free Writing Prospectus attached hereto as Schedule III (less underwriter’s discounts and commissions of $1.00 per share) (the “Purchase Price”), the amount of the Initial Securities set forth opposite such Underwriters’ name in Schedule I hereto, plus any additional aggregate principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 241,500 Option Securities at the Purchase Price (less an amount per share equal to any distributions declared by the Company and payable or paid to the holders of the Initial Securities but not payable or paid to the holders of the Option Securities from the Closing Date to the relevant Date of Delivery, as those terms are defined herein). Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of this Agreement upon written notice by the Representative to the Company setting forth the amount of Option Securities as to which the several Underwriters are exercising the option and the settlement time and date. The amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total amount of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Securities, plus any additional amount of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.

(c) Payment. The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with DTC or its designated custodian. The Company will deliver the Securities to the Representative, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of the Representative at DTC. The Company will cause the certificates representing the Securities to be made available to the Representative for checking at least twenty-four hours prior to the Closing Time at the offices of Baker & McKenzie LLP, 815 Connecticut Ave., N.W., Washington, D.C. 20006 (the “Closing Location”), or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the fifth (sixth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being hereinafter called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for or book-entry credits representing, such Option Securities shall be made in the manner described above at the Closing Location, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representative, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. The Initial Securities and the Option Securities, if any, shall be transferred electronically at the Closing Time or the relevant Date of Delivery, as the case may be, in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Transaction Entities.

(a) The Transaction Entities covenant, jointly and severally, with each Underwriter as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Transaction Entities, subject to Section 3(a)(ii) hereof, will comply with the requirements of Rule 430B, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the receipt by the Company of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act Regulations or the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if either of the Transaction Entities becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Transaction Entities will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Transaction Entities will make reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(ii) Continued Compliance with Securities Laws. The Transaction Entities will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Transaction Entities, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the

Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including the documents incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Transaction Entities will promptly (A) give the Representative notice of such event, (B) prepare, as applicable, any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to its proposed filing or use, and (C) file with the Commission any such amendment or supplement; provided, however, that the Transaction Entities shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Transaction Entities will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Transaction Entities will give the Representative notice of their intention to make any filings pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(iii) Delivery of Registration Statements. The Transaction Entities have furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver, upon request, to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. The Transaction Entities have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Transaction Entities hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Transaction Entities will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Blue Sky Qualifications. Each of the Transaction Entities will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other U.S. jurisdictions as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Transaction Entities shall not be obligated (i) to file any general consent to service of process, (ii) to qualify as a foreign partnership, corporation or other entity or as a dealer in securities in any jurisdiction in which it is not so qualified; or (iii) to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vi) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(vii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package, and the Prospectus under “Use of Proceeds.”

(viii) Listing. Before the Closing Date, the Company shall have submitted an application to NASDAQ to have the Securities listed on NASDAQ no later than 30 days following the Closing Date.

(ix) Filing of Articles Supplementary. The Company shall timely execute, deliver and file with the SDAT the Articles Supplementary on or prior to the Closing Time.

(x) Restriction on Sale of Securities. During a period of 90 days from the date of this Agreement (the “Lock-Up Period”), neither Transaction Entity will, without the prior written consent of the Representative (i) directly or indirectly, offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of any additional shares of Series B Preferred Stock or any equity securities similar to or ranking on parity with or senior to the Series B Preferred Stock or any securities convertible into or exercisable, redeemable or exchangeable for Series B Preferred Stock or any securities convertible into or exercisable, redeemable or exchangeable for Series B Preferred Stock or similar, parity or senior equity securities (including, without limitation, Series B Preferred Units) or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such shares of Series B Preferred Stock or such similar, parity or senior equity securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series B Preferred Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder or to the issuance by the Operating Partnership of Series B Preferred Units upon the Company’s contribution to the Operating Partnership of the net proceeds from the sale of the Securities pursuant to this Agreement.

(xi) Reporting Requirements. The Transaction Entities, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(xii) Issuer Free Writing Prospectuses. The Transaction Entities agree that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Transaction Entities under Rule 433; provided, that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule II hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed and approved by the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Transaction Entities represent that it has treated or agrees that it will treat each such Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Transaction Entities will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, that, this sentence shall not apply to any statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(xiii) Absence of Manipulation. Except as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the Transaction Entities will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(b) The Company covenants with each Underwriter as follows:

(i) REIT Qualification. The Company will use its best efforts to maintain its qualification and election as a REIT for its taxable year ending December 31, 2016 and the Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code until the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to qualify as a REIT.

(ii) Absence of Manipulation. Except as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(iii) Compliance with the Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(iv) Pricing Term Sheet. The Company shall prepare a pricing term sheet reflecting the final terms of the Securities, in substantially the form attached hereto as Schedule III and otherwise in form and substance satisfactory to the Representative (the “Pricing Term Sheet”), and to file such Pricing Term Sheet as an “Issuer Free Writing Prospectus” pursuant to Rule 433 under the Securities Act prior to the close of business on the business day following the date hereof; provided that the Company shall furnish the Representative with copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall object.

(v) Adoption of OP Agreement Amendment. The Company, as the sole general partner of the Operating Partnership, shall authorize, execute and deliver the OP Agreement Amendment.

(vi) Available Shares. The Company will ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the maximum number of shares of Common Stock issuable upon conversion of the Securities until such time as such shares of Common Stock have been issued or the shares of Series B Preferred Stock have been redeemed.

SECTION 4. Payment of Expenses.

(a) Expenses. Each of the Transaction Entities, jointly and severally, agrees to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits thereto) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any share or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of counsel to the Transaction Entities, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(v) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters relating to such qualification, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, closing documents and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers and other representatives of the Transaction Entities and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, (ix) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on NASDAQ, (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) hereof, and (xii) all out-of-pocket costs and expenses incurred by the Underwriters, including the reasonable fees and disbursements of counsel to the Underwriters in connection with the offering of the Securities, provided, however, that in no event shall the Operating Partnership or the Company be responsible for reimbursing the Underwriters for out-of-pocket expenses, including, but not limited to, any expenses described in Sections 4(a)(viii) or (xii) hereof, in an amount greater than one hundred thousand dollars (U.S. $100,000) in the aggregate (excluding the fees described in Section 4(a)(v) hereof); provided further that, the foregoing shall not limit or otherwise impair the Underwriters’ rights to indemnification or contribution pursuant to Section 6 and Section 7 of this Agreement, respectively. Except as explicitly provided in this Section 4(a), Section 4(b), Section 6 and Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and other advisors.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Sections 9(a)(i) or (iii) or Section 10 hereof, the Transaction Entities shall reimburse the Underwriters (or, in the case of Section 10, solely the non-defaulting Underwriters), for all of their reasonable out-of-pocket expenses incurred in connection with the offering of the Securities, including the reasonable fees and disbursements of counsel for the Underwriters; provided, however, that such reimbursement obligation shall relate only to the out-of-pocket expenses referenced in Section 4(a) hereof and shall be subject to the limitations in Section 4(a) hereof.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities contained in Sections 1(a) hereof or in certificates or letters of any officer of either of the Transaction Entities or any of the Subsidiaries or the Property Manager (as defined below) delivered pursuant to the provisions hereof, to the performance by the Transaction Entities of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto shall have been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Transaction Entities, contemplated; and the Company has complied with each request, if any, from or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B.

(b) Opinions of Counsel for the Transaction Entities. At the Closing Time, the Representative shall have received the favorable corporate opinion, tax opinion and negative assurance letter, each dated the Closing Time, of Baker & McKenzie LLP, counsel for the Transaction Entities, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters substantially to the effect set forth in Exhibits A-1, A-2 and A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Morrison & Foerster LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representative shall reasonably request. In giving such opinion such counsel may rely upon the opinion of Baker & McKenzie LLP as to all matters governed by the laws of the State of Delaware, and, to the extent necessary (including as to all matters governed by the laws of the State of Maryland), such other counsel for the Transaction Entities referred to in Section 5(b) hereof. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates and letters of officers and other representatives of the Transaction Entities and their respective subsidiaries and the Property Manager (as defined below) and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and the Representative shall have received a certificate of the Chief Executive Officer or the Chief Operating Officer and President of the Company (for itself and as general partner of the Operating Partnership) and of the Chief Financial Officer of the Company (for itself and as general partner of the Operating Partnership), dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Operating Partnership and the Company in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Operating Partnership and the Company have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by any Governmental Entity.

(e) Chief Financial Officer’s Certificates. The Representative shall have received two certificates from the Chief Financial Officer of the Company (for itself and as general partner of the Operating Partnership), at the time of execution of this Agreement and at the Closing Time, to the effect that (i) MHI Hotels Services, LLC (the “Property Manager”) manages each of the Company’s and the Operating Partnership’s Properties as disclosed in the Prospectus and (ii) there is no reason to believe that (x) there is any material misstatement or omission in the specified information provided by the Chief Financial Officer of the Property Manager in the letter of representations from the Property Manager (as described below) and (y) such information is not true, accurate and complete in all material respects and that such information provided by the Chief Financial Officer of the Property Manager is materially misleading.

(f) Letters of Representations from the Property Manager. The Representative shall have received two letters of representations from the Chief Financial Officer of the Property Manager, at the time of execution of this Agreement and at the Closing Time, to the effect that (i) the Property Manager is responsible for managing the Properties, as disclosed in the Prospectus and (ii) the amounts and other information marked on copies of certain pages of the Prospectus and included as an exhibit to such letters of representations represent certain information and financial data regarding the Properties as computed and prepared by the Property Manager and that such information is true, accurate and complete in all material respects and does not contain any omissions that would cause the information provided by the Property Manager to be materially misleading.

(g) Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representative shall have received from each of Dixon Hughes Goodman LLP and Grant Thornton LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letters. At the Closing Time, the Representative shall have received from each of Dixon Hughes Goodman LLP and Grant Thornton LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(g) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Approval of Listing. Before the Closing Date, the Company shall have submitted an application to NASDAQ to have the Securities listed on NASDAQ no later than 30 days following the Closing Date.

(j) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k) Articles Supplementary. The Articles Supplementary shall have been duly executed and filed by the Company with the SDAT and the Articles Supplementary shall be effective under the Maryland General Corporation Law.

(l) OP Agreement Amendment. The general partner of the Operating Partnership shall have duly authorized, executed and delivered the OP Agreement Amendment.

(m) Corporate and Partnership Proceedings. All corporate and partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Transaction Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(n) Material Adverse Change for Transaction Entities. (i) Neither of the Transaction Entities nor any Subsidiary shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package or the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package or Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package or the Prospectus there shall not have been any change in the capital stock shares or long-term debt of either of the Transaction Entities or any Subsidiary or any change, or any development involving a prospective change, not set forth or contemplated in the General Disclosure Package or Prospectus, in or affecting the Properties, the general affairs, management, financial position, stockholders’ equity or results of operations of the Transaction Entities and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus.

(o) Material Adverse Change for Financial Markets. At the Closing Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or state authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (iv) in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

(p) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Transaction Entities contained herein and the statements in any certificates and letters furnished by the Transaction Entities or any of the Subsidiaries or the Property Manager hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the Chief Operating Officer and President of the Company (for itself and as general partner of the Operating Partnership), and of the Chief Financial Officer of the Company (for itself and as general partner of the Operating Partnership), confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Chief Financial Officer’s Certificate. A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company (for itself and as general partner of the Operating Partnership), confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(iii) Letter of Representations from the Property Manager. A letter of representations, dated such Date of Delivery, of the Chief Financial Officer of the Property Manager, confirming that the letter delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(iv) Opinions of Counsel for the Transaction Entities. The favorable corporate opinion, tax opinion and negative assurance letter of Baker & McKenzie LLP, counsel for the Transaction Entities, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the corporate opinion, tax opinion and negative assurance letter required by Section 5(b) hereof.

(v) Opinion of Counsel for Underwriters. The favorable opinion of Morrison & Foerster LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(vi) Bring-down Comfort Letters. A letter from each of Dixon Hughes Goodman LLP and Grant Thornton LLP in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representative pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(q) Additional Documents. At the Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(r) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Transaction Entities at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 14 and 15 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. Each of the Transaction Entities agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Transaction Entities, Directors, and Officers. Each Underwriter severally agrees to indemnify and hold harmless each of the Transaction Entities, their respective directors, officers and partners, as the case may be, who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information.

(c) Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such claim is brought against an indemnified party, and the indemnified party notifies the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (which shall not, except with the consent of the indemnified party, also be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ one counsel (in addition to local counsel) to represent jointly the Representative and those other Underwriters and their respective directors, officers and controlling persons who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by the Underwriter against the Transaction Entities under this Section 6, and the Transaction Entities shall not be permitted to assume the defense of such claim or action, if (i) the Transaction Entities and the Underwriters shall have so mutually agreed; (ii) the Transaction Entities have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers and controlling persons shall have reasonably concluded, after consultation with counsel, that there are or may be legal defenses available to them that are different from or in addition to those available to the Transaction Entities; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers or controlling persons, on the one hand, and the Transaction Entities, on the other hand, and representation of both sets of parties by the same counsel would present actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Transaction Entities. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, except that, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without the indemnifying party’s prior written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request (other than those fees and expenses being contested in good faith) prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Transaction Entities. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Initial Securities set forth opposite their respective names in Schedule I hereto and any Option Securities and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates or letters of officers of either of the Transaction Entities or any of their respective subsidiaries or the Property Manager submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling either of the Transaction Entities and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representative may terminate this Agreement without liability to the Transaction Entities, by notice to the Transaction Entities, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Transaction Entities and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or NASDAQ, or (iv) if trading generally on the New York Stock Exchange or on NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 14 and 15 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If, at the Closing Time or any Date of Delivery, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date (the “Defaulted Securities”), and the aggregate principal amount of Defaulted Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than 10% of the aggregate principal amount of the Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated severally in the proportions that the aggregate principal amount of Initial Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Initial Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Initial Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of 10% of such Securities without the written consent of such Underwriter. If, at the Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase Initial Securities and the aggregate principal amount of Initial Securities with respect to which such default occurs is more than 10% of the aggregate principal amount of Initial Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Initial Securities are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Transaction Entities, except that the Transaction Entities will continue to be liable for the payment of expenses to the extent set forth in Section 4 hereof. In any such case either the Representative or the Company shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the General Disclosure Package, the Prospectus or in any other documents or arrangements may be effected. If, on any Date of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate principal amount of Option Securities with respect to which such default occurs is more than 10% of the aggregate principal amount of Option Securities to be purchased on such Date of Delivery, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Securities to be sold on such Date of Delivery or (ii) purchase not less than the aggregate principal amount of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at: Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10112, attention Tom Howland, with a copy to Legal and Morrison & Foerster LLP, 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C. 20006, attention Justin Salon, Esq.; notices to the Transaction Entities shall be directed to the Company at 410 West Francis Street, Williamsburg, Virginia 23185, attention Andrew M. Sims, with a copy to Baker & McKenzie LLP, 815 Connecticut Avenue, NW, Washington DC 20006, attention Thomas J. Egan, Jr., Esq.

SECTION 12. No Advisory or Fiduciary Relationship. The Transaction Entities acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction among the Transaction Entities, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of either of the Transaction Entities or any of their respective subsidiaries or their respective stockholders, unitholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Transaction Entities with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising either the Transaction Entities or any of their respective subsidiaries on other matters) and no Underwriter has any obligation to the Transaction Entities with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Transaction Entities, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Transaction Entities has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Transaction Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Transaction Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Transaction Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. Each of the Transaction Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders or unitholders, as applicable, and affiliates), and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other

Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other standard form of electronic transmission), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement, and each such signature shall constitute an original signature for all purposes hereof.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Transaction Entities, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Transaction Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, on the one hand, and the Transaction Entities, on the other hand, in accordance with its terms.

Very truly yours,

SOTHERLY HOTELS LP

By:	Sotherly Hotels Inc.,
its general partner

By:	/s/ David R. Folsom
	Name:	David R. Folsom
	Title:	President and Chief Operating Officer

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
	Name:	David R. Folsom
	Title:	President and Chief Operating Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:
Sandler O’Neill & Partners, L.P.

By:	/s/ Jennifer Docherty
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule I hereto.

[Signature Page to Underwriting Agreement]

Schedule I

Name of Underwriter	Number of Initial Securities
Sandler O’Neill & Partners, L.P.	644,000
Janney Montgomery Scott, LLC	523,250
Boenning & Scattergood, Inc.	300,000
J.J.B. Hilliard, W.L. Lyons, LLC	142,750

Total	1,610,000

SCHEDULE II

ISSUER GENERAL USE FREE WRITING PROSPECTUS OR OTHER INFORMATION CONVEYED BY UNDERWRITERS TO PURCHASERS INCLUDED IN THE DISCLOSURE PACKAGE

Issuer Free Writing Prospectuses:

Investor Presentation, filed by the Company with the Commission on August 15, 2016.

Pricing Terms, dated August 16, 2016, relating to the Preliminary Prospectus Supplement dated August 15, 2016.

SCHEDULE III

Pricing Term Sheet

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-199256

Dated August 16, 2016

Relating to Preliminary Prospectus Supplement

Dated August 15, 2016 to Prospectus Dated October 10, 2014

SOTHERLY HOTELS INC.

Pricing Term Sheet

8.00% Series B Cumulative Redeemable Perpetual Preferred Stock

Issuer:	Sotherly Hotels Inc.

Security:	8.00% Series B Cumulative Redeemable Perpetual Preferred Stock

Size:	1,610,000 shares ($40,250,000)

Over-allotment Amount:	241,500 shares ($6,037,500)

Trade Date:	August 16, 2016

Settlement Date:	August 23, 2016 (T+ 5)

Maturity:	Perpetual (unless redeemed by the Issuer or converted by a holder in connection with a Change of Control)

Public Offering Price:	$25.00 per share; $40,250,000 total (or $46,287,500 total if the underwriters exercise their over-allotment option in full)

Ratings:	Not rated

Underwriting Discount and Commissions:	$1.00 per share; $1,610,000 total

Net Proceeds (before expenses):	$38,640,000 (or $44,436,000 total if the underwriters exercise their over-allotment option in full)

Dividend Rate:	8.00% per annum of the $25.00 liquidation preference (or $2.00 per share per annum), accruing from (but excluding) August 23, 2016

Dividend Payment Dates:	On or about the 15th day of each January, April, July and October, commencing on August 23, 2016. The first dividend payment will be paid on the first business day following October 15, 2016, and will be a pro rata dividend from and including August 23, 2016 to, and including, September 30, 2016 in the amount of $0.2111 per share.

Liquidation Preference:	$25.00 per share

Conversion Rights:	Except to the extent that the Issuer has elected to exercise its optional redemption right or its special optional redemption right by providing notice of redemption prior to the Change of Control Conversion Date, upon the occurrence of a Change of Control, the holders of the Series B Preferred Stock will have the right to convert some or all of their Series B Preferred Stock (the “Change of Control Conversion Right”) into a number of the Issuer’s shares of common stock, $0.01 par value per share, per share of their Series B Preferred Stock equal to the lesser of:

	•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

	•	8.29187 (the “Share Cap”), subject to certain adjustments and provisions for the receipt of alternative consideration as described in the preliminary prospectus supplement.

If the Issuer has provided or provides a redemption notice with respect to some or all of the Series B Preferred Stock, holders of any Series B Preferred Stock that the Issuer has called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series B Preferred Stock that have been called for redemption, and any Series B Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series B Preferred Stock when the following have occurred and are continuing:

	•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Issuer entitling that person to exercise more than 50% of the total voting power of all shares of the Issuer entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

	•	following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

The “Common Stock Price” will be: (i) the amount of cash consideration per share of the Issuer’s common stock, if the consideration to be received in the Change of Control by the holders of shares of the Issuer’s common stock is solely cash; or (ii) the average of the closing prices per share of the Issuer’s common stock on NASDAQ for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of shares of the Issuer’s common stock is other than solely cash.

The “Change of Control Conversion Date” will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the required notice of the occurrence of a Change of Control.

Optional Redemption:	On and after August 23, 2021, redeemable in whole or in part at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. If the Issuer exercises its redemption right (by sending the required notice) in connection with a Change of Control, holders of the Series B Preferred Stock will not have the conversion rights described above in respect of any Series B Preferred Stock called for redemption.

Special Optional Redemption:	In the event of a Change of Control, the Issuer will have the option to redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. To the extent that the Issuer exercises its redemption right (by sending the required notice) relating to the Series B Preferred Stock, the holders of shares of the Series B Preferred Stock will not be permitted to exercise the conversion right described above in respect of their shares of Series B Preferred Stock called for redemption.

CUSIP / ISIN:	83600C 301 / US83600C3016

Expected Listing:	The Issuer has filed an application to list the Series B Preferred Stock with the NASDAQ under the symbol “SOHOB.” If the listing application is approved, the Issuer expects trading of the Series B Preferred Stock to commence within 30 days after initial delivery of the Series B Preferred Stock.

Voting Rights	The Series B Preferred Stock will not have voting rights, except as set forth in the preliminary prospectus supplement

Lead Book-Running Manager:	Sandler O’Neill & Partners, L.P

Passive Book-Running Manager:	Janney Montgomery Scott LLC

Co-Managers:	Boenning & Scattergood, Inc. J.J.B. Hilliard, W.L. Lyons, LLC

The Issuer has filed a registration statement (including a prospectus dated October 10, 2014 and a preliminary prospectus supplement dated August 15, 2016) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it from Sandler O’Neill + Partners, L.P. at 1251 Avenue of the Americas, 6th Flr., New York, New York 10020, Attention: Prospectus Department, or by calling toll-free 1-866-805-4128, or by email at syndicate@sandleroneil.com.

SCHEDULE 1(A)(XI)

MHI Hospitality TRS Holding, Inc.

MHI Hospitality TRS, LLC

SOHO Atlanta TRS, LLC

SOHO Atlanta LLC

Capitol Hotel Associates Limited Partnership, L.L.P.

Savannah Hotel Associates, L.L.C.

Philadelphia Hotel Associates LP

Sotherly-Houston GP, LLC

Houston Hotel Associates Limited Partnership, LLP

Houston Hotel Manager, LLC

Houston Hotel Owner, LLC

Hollywood Hotel Associates LLC

Hollywood Hotel Holdings LLC

MHI Hotel Investments Holdings, LLC

Hollywood Hotel Associates Lessee LLC

Hollywood Hotel TRS LLC

MHI Hospitality TRS II, LLC